SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2004

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Bank Plaza, Wheeling, WV 26003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

ITEM 9. Regulation FD Disclosure

In accordance with general instruction B.2. of Form 8-K, the following information is furnished and shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934.

A presentation was made at the Northeast Super-Community Bank Conference organized by Margolin & Associates, held on May 24th and 25th, 2004, at the Langham Hotel in Boston Massachusetts. A copy of this presentation is being furnished as Exhibit 99.1 in this Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.

(Registrant)

May 24, 2004	/s/ Robert H. Young

Date	Robert H. Young
Executive Vice President & Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit Number                   Description
99.1           Presentation by WesBanco, Inc., presented on May 24, 2004.